UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado	80021-2510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On April 22, 2016, Ball Corporation, an Indiana corporation (“Ball”), Ardagh Group S.A., a Luxembourg company (“Ardagh”), and, subject to certain limitations under the City Code on Takeovers and Mergers in the United Kingdom, Rexam PLC, a public limited company registered in England and Wales (“Rexam”), entered into a definitive equity and asset purchase agreement (the “Purchase Agreement”), pursuant to which, among other things, Ball will sell to Ardagh certain equity interests and assets, and Ardagh will assume certain related liabilities, of Ball and Rexam for an enterprise value of $3.42 billion in cash, subject to certain working capital, net debt and other adjustments set forth in the Purchase Agreement.

Under the terms and conditions set forth in the Purchase Agreement, Ball will sell to Ardagh, among other things, (i) seven Rexam metal beverage can manufacturing plants and one Rexam end plant, all located in the United States; (ii) eight Ball beverage can manufacturing plants, two Ball end plants and two Rexam beverage can manufacturing plants, all located in Europe; (iii) two Ball beverage can manufacturing plants located in Brazil; and (iv) certain support functions in the United States, Europe and Brazil (such equity interests, assets and liabilities collectively, the “Divested Assets” and such transaction, the “Divestiture”) in connection with, and following consummation of, Ball’s previously announced offer to acquire all of the outstanding shares of Rexam (the “Rexam Acquisition”).  Certain Divested Assets in the Netherlands and France (and, in connection with the French assets, in Spain) may be subject to a subsequent closing as a result of applicable local law requirements for consultations with works councils in those jurisdictions.

In connection with Ardagh entering into the Purchase Agreement, Ardagh Packaging Holdings Limited, a subsidiary of Ardagh, obtained $2.85 billion of financing commitments from Citibank, N.A., London Branch, to pay a portion of the purchase price for the Divested Assets and related fees and expenses, if necessary.  It is expected that Ardagh Holdings USA and Ardagh Packaging Finance plc will issue in a private placement under Regulation S and/or Rule 144A under the U.S. Securities Act of 1933, as amended, one or more tranches of secured and unsecured notes to finance a portion of the purchase price.  Under the terms of the financing commitments, any proceeds of such notes issuances that are funded into escrow will reduce, on a dollar-for-dollar basis, the amount of such financing commitments.  The receipt of financing is not a condition to the closing of the Divestiture.

Each of Ball’s and Ardagh’s obligations to close the transaction will be subject to certain conditions being waived or satisfied at or prior to the closing date (except for certain conditions that must be satisfied one business day prior to the UK scheme of arrangement court date for the Rexam Acquisition), including, among other things, the accuracy of customary representations and warranties and the compliance in all material respects with the covenants of each party, the approval of each of the Purchase Agreement and the related ancillary agreements and Ardagh as purchaser of the Divested Assets by each of the Federal Trade Commission (“FTC”), the European Commission and the Conselho Administrativo De Defesa Econômica, the Brazilian antitrust authority (“CADE”), and the approval by the European Commission of the Divestiture in accordance with Council Regulation (EC) 139/2004 and the consummation of the Rexam Acquisition.  The Purchase Agreement requires Ball and Ardagh to use their respective reasonable best efforts to resolve objections to the Divestiture under any applicable competition or antitrust law.  In addition, under the terms of the Purchase Agreement, Ball and Ardagh will enter into certain post-closing transitional services and supply arrangements. The Purchase Agreement contains certain termination rights, including that Ball or Ardagh will be permitted to terminate (i) if a final and non-appealable order has been entered which prohibits the Divestiture; (ii) if the FTC, European Commission or CADE notifies Ball that Ardagh is not an acceptable purchaser; (iii) if the transaction is not consummated by September 5, 2016 (subject to extension in certain cases); or (iv) if there has been a material breach by the other party such that the condition relating to the compliance by such other party with its covenants or the accuracy of such other party’s representations and warranties would not be satisfied.  The Purchase Agreement will terminate automatically if the Rexam Acquisition is terminated.

In the event of a termination of the Purchase Agreement by Ardagh for Ball’s breach, or a termination due to the Rexam Acquisition having been terminated (in certain specific circumstances), Ball would be obligated to pay documented costs, fees and expenses of Ardagh in respect of its financing transaction, up to a cap of $100 million.

Ardagh and Ball have each agreed, subject to specified limitations, to indemnify the other for breaches of representations, warranties and covenants and for losses arising from the assumed/excluded liabilities and tax matters, as applicable.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ball or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Ball’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Ball that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that Ball files with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Equity and Asset Purchase Agreement, dated April 22, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC.†

† The schedules and similar attachments to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Ball agrees to furnish supplementally a copy of any omitted schedules or similar attachments to the Securities and Exchange Commission upon request.

Forward-Looking Information

This Current Report on Form 8-K, and the documents incorporated by reference into this Current Report, contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) Ball’s aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) Ball as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam acquisition, the effect of the announcement of the acquisition on Ball’s business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of Ball’s definitive agreement with in respect of the acquisition; the outcome of any legal proceedings that may be instituted against Ball related to the definitive agreement with Rexam; the failure to satisfy conditions to completion of the acquisition of Rexam, including the receipt of all required regulatory approvals; and failure to complete the sale of the Divested Assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: April 26, 2016	By:	/s/ Charles E. Baker
Charles E. Baker
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Equity and Asset Purchase Agreement, dated April 22, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC.†

† The schedules and similar attachments to the Equity and Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Ball Corporation agrees to furnish supplementally a copy of any omitted schedules or similar attachments to the Securities and Exchange Commission upon request.